Exhibit d(iv)

THIRD AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

Effective January 1, 2009

          The Amended and Restated Investment Management Agreement between HL Investment Advisors, LLC and Hartford Series Fund, Inc. dated as of August 28, 2002 is hereby amended, as follows:

Attachment B is restated as attached hereto:

HL INVESTMENT ADVISORS, LLC		HARTFORD SERIES FUND, INC.

By:	/s/Robert Arena	By:	/s/Robert Arena

	Robert Arena		Robert Arena
	Manager, Senior Vice President		Vice President

HSF, Inc.

ATTACHMENT B

The advisory fee shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Portfolio:

Advisers HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.4800%
On next $250 million	0.4550%
On next $500 million	0.4450%
On next $4 billion	0.3950%
On next $5 billion	0.3925%
Over $10 billion	0.3900%

Capital Appreciation HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

Dividend and Growth HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

Global Advisers HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

HSF, Inc.

International Opportunities HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

MidCap HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

Small Company HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $500 million	0.4000%
On next $3.5 billion	0.3500%
On next $5 billion	0.3300%
Over $10 billion	0.3200%

Stock HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.3250%
On next $250 million	0.3000%
On next $500 million	0.2750%
On next $4 billion	0.2500%
On next $5 billion	0.2475%
Over $10 billion	0.2450%

HSF, Inc.